Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Platform Specialty Products Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-194012 and 333-196698) on Form S-8 and registration statements (Nos. 333-201817 and 333-202287) on Form S-3 of Platform Specialty Products Corporation of our report dated February 11, 2014, with respect to the consolidated statements of operations, changes in stockholders' equity, cash flows and comprehensive income of MacDermid, Incorporated and subsidiaries for the ten-month period ended October 31, 2013 and the year ended December 31, 2012, before the effects of the adjustments to retrospectively apply the change in accounting related to reportable segments described in note 19, and the related financial statement schedule, which report appears in the Form 8-K of Platform Specialty Products Corporation dated June 16, 2015. The consolidated financial statements before the effects of the adjustments discussed in note 19 are not incorporated by reference.

/s/ KPMG LLP

Hartford, Connecticut
June 16, 2015